Exhibit 99.1

@coherent	PRESS RELEASE

Editorial Contact:	For Release:
Leen Simonet	IMMEDIATE
(408) 764-4161	August 4, 2009
No. 1222

Coherent, Inc. Reports Third Fiscal Quarter Results

SANTA CLARA, CA, August 4, 2009 — Coherent, Inc. (NASDAQ, COHR) today announced financial results for its third fiscal quarter ended July 4, 2009, posting net sales of $98.5 million and a net loss, on a U.S. generally accepted accounting principles (GAAP) basis, of $7.0 million ($0.29 per share).  These results compare to net sales of $157.0 million and net income of $8.4 million, or $0.35 per diluted share, for the third quarter of fiscal 2008.

Non-GAAP net loss for the third quarter of fiscal 2009 was $2.2 million or $0.09 per share after excluding after tax stock-related compensation expense of $1.4 million ($0.06 per share), restructuring expense of $3.4 million, net of tax ($0.14 per share) and an after tax charge of $0.1 million related to litigation resulting from our internal stock option investigation ($0.00 per share). Net income for the third quarter of fiscal 2008 included after tax stock-related compensation expense of $2.0 million ($0.08 per diluted share), restructuring expense of $1.4 million, net of tax ($0.06 per diluted share) and an after tax charge of $0.9 million related to litigation resulting from our internal stock option investigation ($0.04 per diluted share). Excluding these charges, non-GAAP net income for the third quarter of fiscal 2008 was $12.7 million or $0.53 per diluted share.

In comparison, net sales for the second quarter of fiscal 2009 were $105.4 million and net loss, on a GAAP basis, was $9.1 million ($0.38 per share). Non-GAAP net income for the second quarter of fiscal 2009 was $0.3 million or $0.01 per diluted share after excluding after tax stock-related compensation expense of $2.0 million ($0.08 per share), restructuring expense of $4.5 million, net of tax ($0.18 per share), an after tax charge of $0.4 million related to litigation resulting from our internal stock option investigation ($0.01 per share) and a non-cash tax expense resulting from a recently enacted change in state tax law of $2.7 million ($0.11 per share).

Orders received during the three months ended July 4, 2009 of $88.6 million decreased 40.5% from the same prior year period and decreased by 5.5% compared to orders received in the immediately preceding quarter.  The book-to-bill ratio was 0.90, resulting in backlog of $137.6 million at July 4, 2009 compared to a backlog of $145.9 million at April 4, 2009 and a backlog of $188.6 million at June 28, 2008.

As of July 4, 2009, year-to-date sales were $328.3 million and a net loss on a GAAP basis of $30.8 million ($1.27 per share), as compared to the prior year period sales of $457.3 million and a net income of $19.3 million ($0.66 per diluted share).  Orders received for the nine month period ended July 4, 2009 were $285.8 million, compared to $452.5 million in orders received during the same period a year ago.

“In what has been a difficult macroeconomic environment, Coherent satisfied several key operational objectives for the third quarter, including quarterly revenues at the high-end of guidance, good cash generation, and the completion of another major component of our footprint consolidation by exiting the Munich facility.  We also executed against our market and product roadmap by introducing a suite of laser solutions targeted at the high-power materials processing market and extensions to our OPS platform for the instrumentation and research markets.  These products will allow us to access new markets and strengthen our position in existing markets,” said John Ambroseo, Coherent’s President and CEO.

“We anticipate that total orders will begin their recovery in the current fiscal quarter, led by microelectronics systems and service, and continue through fiscal 2010.  As these orders convert to revenue, we can begin to realize the benefits from our footprint consolidation projects that have thus far been masked by the pullback in revenue,” he concluded.

Summarized statement of operations information is as follows (unaudited, in thousands except per share data):

	Three Months Ended			Nine Months Ended
	July 4,	April 4,	June 28,	July 4,	June 28,
	2009	2009	2008	2009	2008

Net sales	$98,479	$105,422	$157,024	$328,289	$457,262
Cost of sales (A) (B) (E)	64,865	65,815	87,765	204,679	260,385
Gross profit	33,614	39,607	69,259	123,610	196,877
Operating expenses:
Research & development (A) (B) (E)	15,529	15,610	19,076	45,917	56,823
Selling, general & administrative (A) (B) (C) (E)	29,223	27,962	39,480	80,813	115,682
Impairment of goodwill(D)	—	—	—	19,286	—
Intangibles amortization	1,907	1,894	2,165	5,744	6,600
Total operating expenses	46,659	45,466	60,721	151,760	179,105
Income (loss) from operations	(13,045)	(5,859)	8,538	(28,150)	17,772
Other income (expense), net(E)	3,329	(1,600)	2,779	(2,501)	12,923
Income (loss) before income taxes	(9,716)	(7,459)	11,317	(30,651)	30,695
Provision (benefit) for income taxes(F)	(2,701)	1,671	2,915	173	11,439
Net income (loss)	$(7,015)	$(9,130)	8,402	$(30,824)	$19,256

Net income (loss) per share:
Basic	$(0.29)	$(0.38)	$0.36	$(1.27)	$0.67
Diluted	$(0.29)	$(0.38)	$0.35	$(1.27)	$0.66

Shares used in computation:
Basic	24,331	24,258	23,514	24,245	28,775
Diluted	24,331	24,258	24,110	24,245	29,314

(A)       Stock-related compensation expense included in operating results is summarized below:

	Three Months Ended			Nine Months Ended
	July 4,	April 4,	June 28,	July 4,	June 28,
Stock-related compensation expense	2009	2009	2008	2009	2008
Cost of sales	$200	$177	$484	$660	$1,629
Research & development	249	239	561	683	1,688
Selling, general & administrative	1,039	2,009	2,275	4,260	7,657
Impact on income (loss) from operations	$1,488	$2,425	$3,320	$5,603	$10,974

For the quarters ended July 4, 2009, April 4, 2009 and June 28, 2008, the impact on net income (loss), net of tax was  $1,368 ($0.06 per share), $1,972 ($0.08 per share) and $2,031 ($0.08 per diluted share), respectively. For the nine months ended July 4, 2009 and June 28, 2008, the impact on net income (loss), net of tax was $4,493 ($0.19 per share) and  $7,698 ($0.26 per diluted share), respectively.

(B)       Restructuring costs included in operating results are summarized below:

	Three Months Ended			Nine Months Ended
	July 4,	April 4,	June 28,	July 4,	June 28,
Restructuring costs	2009	2009	2008	2009	2008
Cost of sales	$2,621	$3,153	$1,328	$8,796	$1,328
Research & development	799	824	273	2,089	273
Selling, general & administrative	1,469	1,023	601	3,110	601
Impact on income (loss) from operations	$4,889	$5,000	$2,202	$13,995	$2,202

For the quarters ended July 4, 2009, April 4, 2009 and June 28, 2008, the impact on net income (loss), net of tax was  $3,354 ($0.14 per share), $4,463 ($0.18 per share) and $1,374 ($0.06 per diluted share), respectively. For the nine months ended July 4, 2009 and June 28, 2008, the impact on net income (loss), net of tax was $10,429 ($0.43 per share) and  $1,374 ($0.05 per diluted share), respectively.

(C)       The quarter ended July 4, 2009 includes $108 ($74 net of tax ($0.00 per share)) of costs related to litigation resulting from our internal stock option investigation. The quarter ended April 4, 2009 includes $398 ($356 net of tax ($0.01 per share)) of costs related to litigation resulting from our internal stock option investigation. The quarter ended June 28, 2008 includes $1,533 ($935 net of tax ($0.04 per diluted share)) of costs related to litigation resulting from our internal stock option investigation.  The nine months ended July 4, 2009 includes $948 ($699 net of tax ($0.03 per share)) of costs related to litigation resulting from our internal stock option investigation.  The nine months ended June 28, 2008 includes $8,787 ($5,313 net of tax ($0.18 per diluted share)) of costs related to our restatement of financial statements and litigation resulting from our internal stock option investigation.

(D)       The nine months ended July 4, 2009 include a $19,286 ($0.80 per share) non-cash charge for the impairment of all of the goodwill of our Commercial Lasers and Components segment.

(E)         Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense) net.  Deferred compensation expense (benefit) included in operating results is summarized below:

	Three Months Ended			Nine Months Ended
Deferred compensation expense	July 4,	April 4,	June 28,	July 4,	June 28,
(benefit)	2009	2009	2008	2009	2008
Cost of sales	$87	$(54)	$35	$(141)	$37
Research & development	309	(96)	161	(775)	130
Selling, general & administrative	2,431	(1,001)	1,035	(4,354)	392
Impact on income (loss) from operations	$2,827	$(1,151)	$1,231	$(5,270)	$559

For the quarters ended July 4, 2009, April 4, 2009 and June 28, 2008, the impact on other income (expense) net from gains or losses on deferred compensation plan assets was income of $2,259, expense of $1,222 and income of $773, respectively. For the nine months ended July 4, 2009 and June 28, 2008, the impact on other income (expense) net was expense of $5,761 and income of $596, respectively.

(F)         The nine months ended July 4, 2009 and the quarter ended April 4, 2009 include a tax charge of $2,666 ($0.11 per share) resulting from a recently enacted change in state tax law. The nine months ended June 28, 2008 include a tax charge of $1,394 ($0.05 per diluted share) in connection with a dividend from one of our European subsidiaries.

Summarized balance sheet information is as follows (unaudited, in thousands):

	July 4, 2009	Sept. 27, 2008
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$221,888	$218,094
Restricted cash	—	2,645
Accounts receivable, net	75,120	96,611
Inventories	109,039	120,519
Prepaid expenses and other assets	78,231	71,914
Total current assets	484,278	509,783
Property and equipment, net	99,418	100,996
Other assets	175,451	195,604
Total assets	$759,147	$806,383

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$8	$9
Accounts payable	18,226	26,333
Other current liabilities	82,244	86,985
Total current liabilities	100,478	113,327
Other long-term liabilities	88,231	94,621
Total stockholders’ equity	570,438	598,435
Total liabilities and stockholders’ equity	$759,147	$806,383

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands, net of tax):

	Three Months Ended			Nine Months Ended
	July 4, 2009	April 4, 2009	June 28, 2008	July 4, 2009	June 28, 2008
GAAP net income (loss)	$(7,015)	$(9,130)	$8,402	$(30,824)	$19,256
Stock option investigation and related restatement of financial statements, and litigation expenses	74	356	935	699	5,313
Stock-related compensation expense	1,368	1,972	2,031	4,493	7,698
Impairment of goodwill	—	—	—	19,286	—
Restructuring costs	3,354	4,463	1,374	10,429	1,374
One-time tax expense	—	2,666	—	2,666	1,394
Non-GAAP net income (loss)	$(2,219)	$327	$12,742	$6,749	$35,035

Non-GAAP net income per share (loss)	$(0.09)	$0.01	$0.53	$0.28	$1.20

The Company’s conference call scheduled for 1:30 p.m. PT today will include discussions relative to the third quarter results and some comments regarding forward looking guidance on future operating performance. Readers are encouraged to refer to the risk disclosures described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company.

Forward-Looking Statements

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to whether and the timing of when new products will allow Coherent to access new markets and strengthen its position in existing markets, the timing and impact of a recovery for total orders and the components thereof, including microelectronics systems and service and the timing and impact to Coherent of a realization of benefits from its footprint consolidation projects.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  Factors that could cause actual results to differ materially include risks and uncertainties, including, but not limited to, risks associated with quarterly and annual fluctuations in our net sales and operating results, our exposure to risks associated with worldwide economic slowdowns, our ability to increase our sales volumes and decrease our costs, the impact that our operations and potential acquisitions will have on interest, taxes, depreciation and amortization measurements, changes to the Company’s tax rate as a result of government action, customer acceptance and adoption of our new product offerings, and other risks identified in the Company’s SEC filings.  Readers are encouraged to refer to the risk disclosures described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company.  Actual results, events and performance may differ materially from those presented herein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Founded in 1966, Coherent, Inc. is a world leader in providing photonics based solutions to the commercial and scientific research markets and part of the Russell 2000. Please direct any questions to Leen Simonet, Chief Financial Officer at 408-764-4161. For more information about Coherent, visit the Company’s Web site at http://www.coherent.com/ for product and financial updates.

5100 Patrick Henry Dr. • P. O. Box 54980, Santa Clara, California  95056—0980 • Telephone (408) 764-4000